UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2014

CSS Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1845 Walnut Street, Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (215) 569-9900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2014, the Human Resources Committee of our Board of Directors (the "Board") approved payouts to certain of our named executive officers under our bonus program for fiscal 2014. The bonus program had a performance component, which is under our management incentive program, and discretionary component. The approved payouts for the two components combined were as follows: Mr. Munyan - $436,654; Mr. Paccapaniccia - $211,361 and Mr. Kiesling - $206,607.

On May 23, 2014, the Human Resources Committee granted stock options and restricted stock units (“RSUs”) under our 2013 Equity Compensation Plan to the named executive officers listed below as follows:

Executive	Shares Underlying Stock Option Grants (#)	Shares Underlying RSU Grants (#)
Christopher J. Munyan	39,000	10,000
Vincent A. Paccapaniccia	16,250	4,075
William G. Kiesling	16,250	4,075

The stock options have an exercise price of $24.52 per share and a seven-year term. Vesting and exercisability are contingent upon the satisfaction of the performance-based and service-based conditions described below. Each RSU constitutes a phantom right and will automatically be redeemed for one share of CSS common stock on the fourth anniversary of the grant date, contingent upon satisfaction of the performance-based and service-based conditions described below.

The stock options and RSUs will not vest unless a performance goal is satisfied within the four-year period ending on the fourth anniversary of the grant date (the “Performance Period”), except that vesting and exercisability are accelerated upon a change of control. In order for the performance goal to be satisfied, the Company must attain total shareholder return (“TSR”) of at least 30% during the Performance Period. TSR is measured by stock price performance and dividend accumulation and reinvestment. Satisfaction of the performance goal will be determined by comparing (a) the average closing price for a share of the Company’s common stock (as adjusted to reflect reinvestment of dividends paid during the Performance Period) over a period of 60 consecutive trading days during the Performance Period to (b) $24.52 per share, the closing price per share on May 22, 2014 (the last trading day prior to the grant date).

If the performance goal described above is not satisfied by the fourth anniversary of the grant date, then the stock options and RSUs will not vest, and the same will expire on the fourth anniversary of the grant date. Otherwise, vesting will depend on the period in which the performance goal is satisfied, as reflected below:

Period in which Performance Goal is Satisfied	Vesting Schedule for Stock Options	Vesting Schedule for RSUs
Within the 1st year following the grant date	25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date	50% on the 3rd anniversary of the grant date, and 50% on the 4th anniversary of the grant date
Within the 2nd year following the grant date	50% on the 2nd anniversary of the grant date, and 25% on each of the 3rd and 4th anniversaries of the grant date
Within the 3rd year following the grant date	75% on the 3rd anniversary of the grant date, and 25% on the 4th anniversary of the grant date
Within the 4th year following the grant date	100% on the 4th anniversary of the grant date	100% on the 4th anniversary of the grant date

A service-based vesting condition is also applicable to the foregoing stock options and RSUs. In order for the service-based vesting condition to be satisfied, the executive must remain in the employment of the Company or an applicable subsidiary of the Company on the applicable vesting date. Stock options become exercisable from and after the date on which they vest. RSUs, to the extent that they vest, will be redeemed automatically for shares of CSS common stock on the fourth anniversary of the grant date.

The foregoing description of the stock options and RSUs is qualified in its entirety by the terms and conditions of the applicable grant instruments, forms of which are filed herewith as Exhibits 10.1 and 10.2.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On May 20, 2014, our Board amended our bylaws to change the age limitation applicable to service on our Board from 76 years of age to 77 years of age for directors other than the director serving as Chairman. The amendment changed the second sentence of Section 4.03 of our bylaws to read as follows:

No director, other than a director serving as chairman of the board of directors, shall be qualified to stand for re-election or otherwise continue to serve as a member of the board of directors past the date of the Annual Meeting of Stockholders of the corporation occurring in the calendar year in which such director reaches or has reached his or her seventy-seventh birthday.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Amendment to Bylaws adopted May 20, 2014
10.1	Form of Grant Instrument for Performance-Based Non-Qualified Stock Options issued under the 2013 Equity Compensation Plan
10.2	Form of Grant Instrument for Performance-Based Restricted Stock Units issued under the 2013 Equity Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

By:	/s/ William G. Kiesling
William G. Kiesling
Vice President–Legal and Human Resources and General Counsel

Date:	May 23, 2014

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Bylaws adopted May 20, 2014
10.1	Form of Grant Instrument for Performance-Based Non-Qualified Stock Options issued under the 2013 Equity Compensation Plan
10.2	Form of Grant Instrument for Performance-Based Restricted Stock Units issued under the 2013 Equity Compensation Plan